Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CVR ENERGY, INC.
(Exact name of obligor as specified in its charter)

Delaware	61-1512186
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2277 Plaza Drive, Suite 500
Sugar Land, Texas	77479
(Address of principal executive offices)	(Zip code)

Senior Debt Securities
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 9th day of February, 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 6
February 9, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ Martin G. Reed
Martin G. Reed
Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2008, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$12,749
Interest-bearing balances		1,984
Securities:
Held-to-maturity securities		0
Available-for-sale securities		76,317
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		17,288
Securities purchased under agreements to resell		5,183
Loans and lease financing receivables:
Loans and leases held for sale		11,992
Loans and leases, net of unearned income	320,888
LESS: Allowance for loan and lease losses	5,414
Loans and leases, net of unearned income and allowance		315,474
Trading Assets		6,980
Premises and fixed assets (including capitalized leases)		4,254
Other real estate owned		974
Investments in unconsolidated subsidiaries and associated companies		445
Intangible assets
Goodwill		10,853
Other intangible assets		20,410
Other assets		29,950

Total assets		$514,853

LIABILITIES
Deposits:
In domestic offices		$296,059
Noninterest-bearing	72,132
Interest-bearing	223,927
In foreign offices, Edge and Agreement subsidiaries, and IBFs		60,178
Noninterest-bearing	1,122
Interest-bearing	59,056
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		2,107
Securities sold under agreements to repurchase		5,886

Dollar Amounts
In Millions
Trading liabilities	8,921
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	70,870
Subordinated notes and debentures	11,059
Other liabilities	15,330

Total liabilities	$470,410

Minority interest in consolidated subsidiaries	161

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	27,993
Retained earnings	17,428
Accumulated other comprehensive income	(1,659)
Other equity capital components	0

Total equity capital	44,282

Total liabilities, minority interest, and equity capital	$514,853

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Michael Loughlin
John Stumpf	Directors
Carrie Tolstedt